Exhibit 10.1

CONFIDENTIAL	***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4) and Rule 406 of the
Securities Act of 1933, as amended.

FIRST AMENDMENT
TO THE
COLLABORATIVE RESEARCH, DEVELOPMENT,
COMMERCIALIZATION AND LICENSE AGREEMENT

This First Amendment to the Collaborative Research, Development, Commercialization and License Agreement (the “First Amendment”) is made as of August 2, 2012 (the “First Amendment Effective Date”) by and between SENOMYX, INC. (“SENOMYX”), a Delaware corporation, having a principal place of business at 4767 Nexus Centre Drive, San Diego, CA 92121, and PEPSICO, INC., a North Carolina Corporation, having its principal place of business at 700 Anderson Hill Road, Purchase, NY 10577 (“PEPSICO”).

WHEREAS, SENOMYX and PEPSICO entered into that certain Collaborative Research, Development, Commercialization and License Agreement dated as of August 16, 2010 (the “Agreement”) (capitalized terms used but not otherwise defined in this First Amendment shall have the meanings given to such terms in the Agreement);

WHEREAS, PEPSICO previously selected S9632 as a Selected Compound under the terms of the Agreement and the parties now desire to enter this First Amendment whereby SENOMYX shall reacquire all rights to S9632 previously licensed to PEPSICO under the terms of the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree to amend the Agreement as follows:

AGREEMENT

1.                                      S9632. SENOMYX and PEPSICO hereby mutually agree that effective as of the First Amendment Effective Date set forth above: (i) the Compound S9632 shall no longer be deemed a Selected Compound under the terms of the Agreement; and (ii) Section 9.5.2 of the Agreement is amended so that S9632 is added to the list of Compounds in the first and second sentences of that paragraph. It is mutually understood and agreed that as of the First Amendment Effective Date PEPSICO shall no longer have any license to S9632, whether exclusive or non-exclusive, under the Agreement.

2.                                      Minimum Annual Royalties. Subject to PEPSICO’s agreement and performance in accordance with the terms of this First Amendment, PEPSICO shall have no obligation to pay SENOMYX for any MARs associated with S9632, pursuant to Section [...***...] of the Agreement or otherwise, for any period following the First Amendment Effective Date.

3.                                      Patent Cost Reimbursements. Subject to PEPSICO’s agreement and performance in accordance with the terms of this First Amendment, PEPSICO shall have no obligation to reimburse SENOMYX for any […***…] for S9632 after the First Amendment Effective Date.

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CONFIDENTIAL

4.                                      […***…] Notwithstanding the provisions of Paragraph 1 of this First Amendment, PEPSICO agrees to reimburse SENOMYX for […***…] determined in accordance with the provisions of Section 5.2.1 of the Agreement or as otherwise mutually agreed by the parties as reflected in the minutes of the Steering Committee, of out-of-pocket costs associated with the completion of […***…] for S9632 that were previously authorized by the Steering Committee in writing or in the written minutes to a Steering Committee meeting. Except as specifically contemplated by the immediately preceding sentence, subject to PEPSICO’s agreement and performance in accordance with the terms of this First Amendment PEPSICO shall have no other obligation to reimburse SENOMYX for any out-of-pocket costs associated with […***…] for S9632.

5.                                      Milestone Payments. Notwithstanding the provisions of Paragraph 1 of this First Amendment, PEPSICO agrees to pay SENOMYX the non-creditable, non-refundable Milestone #2 under Section 8.3.1(b) of the Agreement if […***…] following the First Amendment Effective Date. Except as specifically contemplated by the immediately preceding sentence, subject to PEPSICO’s agreement and performance in accordance with the terms of this First Amendment PEPSICO shall have no other obligation to pay SENOMYX any milestone payments for S9632 under the Agreement following the First Amendment Effective Date.

6.                                      Representations and Warranties. PEPSICO represents and warrants to SENOMYX that it has not granted to any Third Party any sublicense of its rights to S9632 under the Agreement, pursuant to the provisions of Section 9.6 of the Agreement or otherwise. In addition, the parties hereby mutually agree that the representations and warranties of the parties set forth in Sections 15.1, 15.2, 15.3 and 15.4 shall apply equally to this First Amendment as of the First Amendment Effective Date.

7.                                      Confidentiality. The parties agree that the material terms, including financial terms, of this First Amendment will be considered Confidential Information of both parties.  Notwithstanding the foregoing, either party may disclose such material terms in legal proceedings or as are required to be disclosed in its financial statements or by law. In addition, SENOMYX may disclose such material terms under an obligation of confidentiality to a bona fide potential licensee of S9632 (in the case of disclosure to a licensee, only those portions of the First Amendment that are applicable to the potential license may be disclosed).  Either party will have the further right to disclose such material terms of this First Amendment under an obligation of confidentiality to any potential acquirer, merger partner, bank, venture capital firm, or other investor or financial institution for the purpose of evaluating such investment, transaction or to obtain financing.

8.                                      Publicity. Except as required by law and as provided in this First Amendment, neither party may make any public announcement or otherwise disclose the terms of this First Amendment without the prior written consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, not more than four (4) business days following the Effective Date SENOMYX will (i) issue a press release in a

***CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL

form mutually acceptable to both parties and (ii) file a current report on Form 8-K that will publicly disclose the material terms of this First Amendment as required under applicable securities laws. Thereafter, PEPSICO and SENOMYX may each disclose to Third Parties the information contained in such press release or current report without the need for further approval by the other party

9.                                      Survival. Except as specifically amended by this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect. For the avoidance of doubt, the parties mutually acknowledge and agree that the obligations and rights of the parties that have accrued under the Agreement with respect to S9632 under the provisions of Section 5.1.1 (third paragraph only), 10, 13, 15.5.3, 15.6.2 and 15.6.3 prior to the First Amendment Effective Date shall continue to apply for applicable periods contemplated by the Agreement.

10.                               Governing Law. This First Amendment will be governed by the laws of the State of Delaware, U.S.A., as such laws are applied to contracts entered into and to be performed entirely within such State.

11.                               Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date of the last signature set forth below.

SENOMYX, INC.		PEPSICO, INC.

By:	/s/ Kent Snyder	By:	/s/ Jonathan C. McIntyre

Name:	Kent Snyder	Name:	Jonathan C. McIntyre

Title:	CEO	Title:	SVP R& D

Date:	August 2, 2012	Date:	July 30, 2012